Exhibit 99.B(g)(4)(ii)

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

AMENDMENT NO. 2 TO REINSURANCE AGREEMENT

This Amendment No. 2 (“Amendment No. 2”), effective as of November 28, 2022 (the “Amendment No. 2 Effective Date”) by and between The Lincoln National Life Insurance Company (the “Ceding Company”), and Talcott Resolution Life Insurance Company (the “Reinsurer”), amends the Reinsurance Agreement (the “Agreement”), that was effective as of July 1, 2021, by and between the Ceding Company and the Reinsurer, as amended by Amendment No. 1 thereto that was effective as of June 30, 2022. Capitalized terms used but not otherwise defined in this Amendment No. 2 shall have the respective meanings ascribed to such terms in the Agreement.

PRELIMINARY STATEMENTS

A.           The parties entered into the Agreement, pursuant to which the Ceding Company cedes to the Reinsurer and the Reinsurer assumes the Reinsurer’s Quota Share of certain Rider risks; and

B.           The parties desire to amend the Agreement, effective as of the Amendment No. 2 Effective Date to add the Lincoln ProtectedPay Secure CoreSM variable annuity rider and to make certain other changes as set forth herein.

NOW, THEREFORE, in accordance with Section 1.15 of the Agreement and in consideration of the promises, covenants and agreements hereinafter set forth, the adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Article IV, Paragraph 4 of the Agreement is hereby deleted in its entirety and replaced with the following:

4.           Applicable Asset Value. The term “Applicable Asset Value” means, as of any date of determination, an aggregate amount with respect to all assets in the Trust Account determined as follows:

A.	at any time when the Reinsurer’s RBC Ratio based on the RBC Report is equal to or greater than [REDACTED], the Statutory Book Value of such assets in aggregate; and

B.	at any time when the Reinsurer’s RBC Ratio based on the RBC Report is less than [REDACTED], the Fair Market Value of such assets in aggregate.

2.	Article IV, Paragraph 7(A)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:

(ii)           Subject to each of Article IV, Paragraph 12 and this Article IV, Paragraph 7.B below, to the extent the Trust Account Balance is less than the Monthly Required Balance as of the end of any Accounting Period, based on the most recent Monthly Required Balance Report, the Reinsurer will cure such insufficiency by depositing additional Eligible Assets into the Trust Account by no later than [REDACTED] following the delivery of the Monthly Required Balance Report pursuant to Paragraph 7.B (i) such that the Trust Account Balance immediately following such deposit, is greater than or equal to the Monthly Required Balance as set forth in such Monthly Required Balance Report.

3.	Article IV, Paragraphs 7(B)(ii) through (v) of the Agreement are hereby deleted in their entirety and replaced with the following:

(ii)          On each Business Day following the delivery of the initial Quarterly Required Balance Sensitivity Grid (other than the Business Days on which the Reinsurer delivers a Monthly Required Balance Report pursuant to Paragraph 7.A(i) above), by application of the then-effective Quarterly Required Balance Sensitivity Grid, the Reinsurer shall determine (a) whether a Market Event is a Ceding Company Market Event or a Reinsurer Market Event and (b) the corresponding Market Event Impact Amount.

(iii)         If (a) the Market Event is a Ceding Company Market Event and (b) the corresponding Market Event Impact Amount equals or exceeds the Market Event Threshold, then the Reinsurer shall notify the Ceding Company and shall deposit additional Eligible Assets into the Trust Account with an Applicable Asset Value equal to such Market Event Impact Amount, no later than [REDACTED] following the Market Event Impact Date.

(iv)        If (a) the Market Event is a Reinsurer Market Event and (b) the absolute value of the corresponding Market Event Impact Amount equals or exceeds the Market Event Threshold, then the Reinsurer shall have the right to withdraw assets with an Applicable Asset Value up to the absolute value of such Market Event Impact Amount from the Trust Account in accordance with the Trust Agreement.

(v)         The Monthly Required Balance or the most recent Interim Required Balance shall be adjusted to reflect any Market Event that results in an adjustment, in accordance with subparagraph (iii) or subparagraph (iv) of this Article IV, Paragraph 7.B, as applicable, to the then-effective Required Balance (any such adjustment, a “Market Event Adjustment”), and such adjusted required balance shall be referred to herein as an “Interim Required Balance.” For each Accounting Period, an Interim Required Balance, if present, shall be deemed the effective Required Balance until the earlier to occur of (X) a subsequent Market Event Adjustment, in which case such adjusted Required Balance shall be deemed the Interim Required Balance and shall control, and (Y) the delivery of the Monthly Required Balance Report for the end of such Accounting Period, in which case the Monthly Required Balance reflected in the Monthly Required Balance Report shall be the Required Balance as of the end of such Accounting Period.

4.	The reference to “Article IV, Paragraphs 7.A” in the last sentence of Article IV, Paragraph 7(B)(vi)(c) of the Agreement is hereby amended to refer to “Article IV, Paragraph 7.A(i)”.

5.	Article IV, Paragraphs 10 of the Agreement is hereby deleted in its entirety and replaced with the following:

10.        Trust Asset Substitution. The Reinsurer shall have the right to instruct the Trustee to substitute or exchange assets contained within the Trust Account provided that (a) the Trust Account Balance immediately following the substitution shall at least be equal to the Required Balance; (b) the incoming assets shall be deposited in the Trust Account prior to or contemporaneously with the withdrawal of the outgoing assets; (c) the incoming assets are Eligible Assets with at least the same Applicable Asset Value as the outgoing assets; and (d) except during any period during which the Applicable Asset Value is based on the Fair Market Value of the Eligible Assets in the Trust Account, the Market-to-Book Ratio immediately following the substitution is at least as great as the Market-to-Book Ratio immediately prior to such substitution. Notwithstanding anything to the contrary herein, there shall be no Market-to-Book Ratio requirement with respect to, or notification or Investment Compliance Certification required for any investment or disposition of assets in the Trust Account in connection with the ordinary course trading of the investments in the Trust Account.

6.	The following terms in Article XIII of the Agreement are deleted in their entirety and replaced with the following, respectively:

“Interim Period” [REDACTED]

“Market Event Impact Date” [REDACTED]

“Market-to-Book Ratio” [REDACTED]

7.	Schedule A attached to the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

8.	The reference to “Short-Term Fund Regression Report (Schedule C-2)” on Schedule C is hereby amended to refer to “Short-Term Managed Risk Fund Allocation Reports (Schedule C-2)”

9.	The reference to “Long-Term Fund Regression Report (Schedule C-2)” on Schedule C is hereby amended to refer to “Long-Term Managed Risk Fund Regression Report (Schedule C-2)”

10.	The reference to “Business Day 8” in the second table on Schedule C-5 is hereby amended to refer to “Business Day 10”

11.	This Amendment No. 2 will be governed by the laws of the State of Indiana, without giving effect to the choice of law provisions.

12.	Except as expressly amended and/or superseded by this Amendment No. 2, the Agreement shall remain in full force and effect. This Amendment No. 2 shall not constitute an amendment or waiver of any provision of the Agreement, except as expressly set forth herein. In the event of any inconsistency between this Amendment No. 2 and the Agreement with respect to the matters set forth herein, this Amendment No. 2 shall take precedence.

13.	This Amendment No. 2 may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart by facsimile or other means of electronic transmission will be as effective as delivery of a manually executed counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be executed by their duly authorized Representatives effective as of the Amendment No. 2 Effective Date.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By	[REDACTED]
Name: William A. Panyard
Title: Assistant Vice President
Date: November 28, 2022

TALCOTT RESOLUTION LIFE INSURANCE COMPANY

By	[REDACTED]
Name: Peter M. Manley
Title: Head of Corporate Development & Strategy
Date: 29 Nov 2022

SCHEDULE A
RISKS REINSURED

Riders (including state variations)	Form Number
Variable Annuity Living Benefit Rider Marketing Name known as Lincoln Lifetime Income Advantage 20 - Managed Risk	AR-607
Variable Annuity Living Benefit Rider Marketing Name known as Lincoln ProtectedPay Secure CoreSM	22AR-700
Variable Annuity Payment Option Rider Marketing Name known as i4LIFE® Advantage	I4LA-NQ (8-10) I4LA-Q (8-10)

Base Annuities (including state variations)	Form Number

American Legacy® Advisory

American Legacy® Shareholder's Advantage

American Legacy® Shareholder’s Advantage Fee Based

American Legacy® Shareholder's Advantage A-Class

Lincoln ChoicePlusSM Advisory

Lincoln ChoicePlus AssuranceSM A-Class

Lincoln ChoicePlus AssuranceSM A-Share

Lincoln ChoicePlus AssuranceSM A-Share Fee Based

Lincoln InvestmentSolutionsSM RIA

30070-A 8/03

American Legacy®

American Legacy II®

American Legacy III

•  American Legacy III®

•  American Legacy III® C-Share

•  American Legacy III® View

•  American Legacy III® B-Class

American Legacy Series

•  American Legacy® Series B-Share

•  American Legacy® Series C-Share

•  American Legacy® Series L-Share

American Legacy® Signature 1

American Legacy® Signature 2

Lincoln ChoicePlus Assurance

•  Lincoln ChoicePlus AssuranceSM B-Share

•  Lincoln ChoicePlus AssuranceSM C-Share

•  Lincoln ChoicePlus AssuranceSM L-Share

•  Lincoln ChoicePlus AssuranceSM B-Class

Lincoln ChoicePlusSM Signature 1

Lincoln ChoicePlusSM Signature 2

30070-B

Lincoln ChoicePlus Assurance Series

•  Lincoln ChoicePlus AssuranceSM Series B-Share

•  Lincoln ChoicePlus AssuranceSM Series C-Share

•  Lincoln ChoicePlus AssuranceSM Series L-Share

Lincoln ChoicePlus AssuranceSM (Prime)

Lincoln ChoicePlusSM

Lincoln ChoicePlusSM Access

Lincoln ChoicePlus IISM

Lincoln ChoicePlus IISM Access

Lincoln ChoicePlus IISM Advance

Lincoln ChoicePlusSM Rollover

American Legacy® Fusion

Lincoln ChoicePlusSM Fusion

American Legacy® Design 1

American Legacy® Design 2

American Legacy® Design 3

Lincoln ChoicePlusSM Design 1

Lincoln ChoicePlusSM Design 2

Lincoln ChoicePlusSM Design 3